Exhibit 99.1

Byline Bancorp, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

Fourth quarter net income of $34.5 million, $0.76 diluted earnings per share

Full year net income of $130.1 million, $2.89 diluted earnings per share

Chicago, IL, January 22, 2026 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			Full Year Highlights (compared to prior year)
	4Q25	3Q25	4Q24
Financial Results ($ in thousands)				• Delivered solid full year 2025 results
Net interest income	$101,255	$99,890	$88,524	reflecting record revenues of $446.3 million
Non-interest income	15,750	15,845	16,149
Total revenue(1)	117,005	115,735	104,673	• Net income increased 7.7% to $130.1 million
Non-interest expense (NIE)	60,369	60,518	57,431
Pre-tax pre-provision net income (PTPP)(1)	56,636	55,217	47,242	• PTPP net income of $209.4 million(1), up 11.3%
Provision for credit losses	9,702	5,298	6,878
Provision for income taxes	12,413	12,719	10,044	• Net interest income up $37.3 million,
Net income	$34,521	$37,200	$30,320	or 10.7%; NIM up 25 bps to 4.22%

Per Share				• Generated full year positive operating leverage
Diluted earnings per share (EPS)	$0.76	$0.82	$0.69
Dividends declared per common share	0.10	0.10	0.09	• TBV per common share of $23.44(1), up 16.7%
Book value per common share	27.84	26.99	24.55
Tangible book value per common share(1)	23.44	22.58	20.09	Fourth Quarter Highlights (compared to prior quarter)

Balance Sheet & Credit Quality ($ in thousands)				• Net interest income of $101.3 million, an
Total deposits	$7,647,443	$7,828,197	$7,458,628	increase of $1.4 million, or 1.4%
Total loans and leases	7,522,990	7,461,321	6,910,022
Net charge-offs	6,707	7,107	7,792	• NIM expanded eight bps to 4.35%
Allowance for credit losses (ACL)	108,834	105,717	97,988
ACL to total loans and leases held for investment	1.45%	1.42%	1.42%	• PTPP ROAA of 2.32%(1), 13th consecutive
				quarter greater than 2.00%
Select Ratios (annualized where applicable)
Efficiency ratio(1)	50.32%	51.00%	53.58%	• Efficiency ratio(1) of 50.32%
Return on average assets (ROAA)	1.41%	1.52%	1.31%
Return on average stockholders' equity	10.61%	12.21%	11.03%	• TCE/TA of 11.29%(1), increase of 51 bps
Return on average tangible common equity(1)	12.97%	15.11%	13.92%
Net interest margin (NIM)	4.35%	4.27%	4.01%	• CET 1 of 12.33%, up 18 bps
Common equity to total assets	13.14%	12.61%	11.49%
Tangible common equity to tangible assets(1)	11.29%	10.78%	9.61%	• Repurchased 345,706 common shares
Common equity tier 1	12.33%	12.15%	11.70%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "Throughout 2025 we advanced our strategy of becoming the preeminent commercial bank in Chicago and delivering strong financial results. We made significant progress across our strategic priorities—deepening our commercial presence, growing customers, and executing initiatives that strengthened our franchise. As we enter 2026, we are operating from a position of strength, remain focused on consistent execution of our strategy, supporting our customers, and driving long‑term value for our stockholders."

Alberto J. Paracchini, President of Byline Bancorp, added, "Our fourth quarter performance reflected strong execution across our business units. We delivered solid earnings, maintained excellent profitability while strengthening our balance sheet. The quarter capped a year of meaningful progress, and we are well positioned to support our customers and drive profitable growth in 2026. I want to thank all our employees for their dedication, talent, and commitment, which remain central to our success."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.12 per Share

On January 21, 2026, the Company's Board of Directors declared a cash dividend of $0.12 per share, which represents a 20.0% increase from the previous quarterly dividend of $0.10 per share. The dividend will be paid on February 17, 2026, to stockholders of record of the Company's common stock as of February 3, 2026.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Quarterly results

Net interest income for the fourth quarter of 2025 was $101.3 million, an increase of $1.4 million, or 1.4%, from the third quarter of 2025. The increase in net interest income was due to lower rates paid on deposits and the redemption of the subordinated note issued during 2020 on October 1, 2025, offset by lower interest income on loans and leases and on securities.

Tax-equivalent net interest margin(1) for the fourth quarter of 2025 was 4.36%, an increase of eight basis points compared to the third quarter of 2025. The increase was primarily due to lower rates paid on deposits and lower costs of subordinated notes and debentures, offset by lower yields on loans and leases. Net loan accretion income contributed 10 basis points to the net interest margin for the quarter, a one basis point decrease over the prior quarter.

The average cost of total deposits was 1.97% for the fourth quarter of 2025, a decrease of 19 basis points compared to the third quarter of 2025, mainly as a result of a lower rates paid on money market accounts, and lower balances of, and rates paid on, brokered time deposits.

Full-year results

Net interest income for the year ended December 31, 2025 was $385.3 million, an increase of $37.3 million, or 10.7%, from the prior year. The increase in net interest income was primarily due to lower rates paid on deposits, and higher interest income reflecting growth in the loan and lease portfolio, offset by lower income on other interest and dividend income.

Tax-equivalent net interest margin(1) for the year ended December 31, 2025 was 4.23%, an increase of 25 basis points compared to the prior year. The increase was primarily a result of the changing interest rate environment, reflecting our lower reliance on brokered time deposits, offset by lower yields on loans and interest-bearing cash. Net loan accretion income contributed 11 basis points to the net interest margin for the year, a four basis point decrease over the prior year.

The average cost of total deposits was 2.17% for the year ended December 31, 2025, a decrease of 44 basis points compared to the prior year mainly as a result of lower balances and rates paid on time deposits.

Provision for Credit Losses

Quarterly results

The provision for credit losses was $9.7 million for the fourth quarter of 2025, an increase of $4.4 million compared to $5.3 million for the third quarter of 2025, mainly due to higher non-performing loans and leases.

Full-year result

The provision for credit losses was $36.1 million for the year ended December 31, 2025, an increase of $9.1 million compared to $27.0 million for the prior year, mainly due to growth in the loan and leases portfolio and higher non-performing loans and leases.

Non-interest Income

Quarterly results

Non-interest income for the fourth quarter of 2025 was $15.7 million, a slight decrease of $95,000 , or 0.6%, compared to $15.8 million for the third quarter of 2025. The modest decline in total non-interest income was primarily due to lower net gains on sales of loans, offset by higher other non-interest income and increases in the fair value of equity securities. Net gains on sales of loans totaled $5.4 million for the quarter, a decrease of $1.6 million, or 22.8%, compared to the prior quarter. This decrease was primarily due to lower premiums, mix and timing of loans sold. During the fourth quarter of 2025, we sold $78.9 million of U.S. government guaranteed loans compared to $92.9 million during the third quarter of 2025.

Full-year results

Non-interest income for the year ended December 31, 2025 was $60.9 million, an increase of $2.1 million, or 3.5%, compared to $58.9 million for the prior year. The increase in total non-interest income was primarily due to higher income on other non-interest income primarily driven by swap activity, and a lower downward revaluation on the loan servicing asset, offset by lower net gains on sales of loans. Net gains on sales of loans were $22.7 million for the current year, a decrease of $1.8 million, or 7.4% compared to the prior year,

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

primarily due to lower premiums compared to the prior year. During 2025, we sold $315.0 million of U.S. government guaranteed loans compared to $314.8 million during the prior year.

Non-interest Expense

Quarterly results

Non-interest expense for the fourth quarter of 2025 was $60.4 million, a decrease of $149,000 , or 0.2%, compared to $60.5 million for the third quarter of 2025. The decrease in non-interest expense was mainly due to lower loan and lease related expenses and lower data processing expenses, offset by higher salaries and benefits.

Our efficiency ratio was 50.32%(1) for the fourth quarter of 2025, compared to 51.00%(1) for the third quarter of 2025, an improvement of 68 basis points. The improvement in the efficiency ratio was mainly driven by decreased interest expense. Excluding significant items, our adjusted efficiency ratio was 50.15%(1) for the fourth quarter of 2025, compared to 50.27%(1) for the third quarter of 2025, an improvement of 12 basis points.

Full-year results

Non-interest expense for the year ended December 31, 2025 was $236.9 million, an increase of $18.1 million, or 8.3%, compared to $218.8 million for the year ended December 31, 2024. The increase in non-interest expense was mainly due to increased salaries and employee benefits, legal, audit, and other professional fees, and data processing, all primarily driven from merger-related activities.

Our efficiency ratio was 51.83%(1) for the year ended December 31, 2025, compared to 52.45%(1) for the year ended December 31, 2024, an improvement of 62 basis points. The improvement in the efficiency ratio was mainly driven by increased total revenues and lower interest expense. Excluding significant items, our adjusted efficiency ratio was 50.37%(1) for the year ended December 31, 2025, compared to 52.24%(1) for the year ended December 31, 2024, an improvement of 187 basis points, mainly due to higher revenues, lower interest expense, and lower adjusted non-interest expense.

Income Taxes

Quarterly results

We recorded income tax expense of $12.4 million during the fourth quarter of 2025, compared to $12.7 million during the third quarter of 2025. The effective tax rates were 26.4% and 25.5% for the fourth and third quarters of 2025, respectively.

Full-year results

We recorded income tax expense of $43.2 million during the year ended December 31, 2025, compared to $40.3 million during the year ended December 31, 2024. The effective tax rates were 24.9% and 25.0% for the years ended December 31, 2025 and December 31, 2024, respectively.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.7 billion as of December 31, 2025, a decrease of $159.7 million, or 1.6%, compared to $9.8 billion at September 30, 2025, and an increase of $156.1 million, or 1.6% compared to $9.5 billion as of December 31, 2024.

The decrease for the current quarter was mainly due to a decrease in cash and cash equivalents of $112.1 million and a decrease in securities of $107.1 million, offset by a $65.5 million increase to net loans and leases.

The increase for the current year was mainly due to a $591.7 million increase in net loans and leases, offset by a decrease of $414.0 million to cash and cash equivalents.

Allowance for Credit Losses

The ACL was $108.8 million as of December 31, 2025, an increase of $3.1 million, or 2.9%, from $105.7 million at September 30, 2025, mainly due to higher non-performing loans, and an increase of $10.8 million, or 11.1%, from $98.0 million as of December 31, 2024.

Net loan and lease charge-offs during the fourth quarter of 2025 were $6.7 million, or 0.36% of average loans and leases, on an annualized basis, a decrease of $400,000 compared to net charge-offs of $7.1 million, or 0.38% of average loans and leases, during the third quarter of 2025. The decrease in net charge-offs for the quarter was due to lower charge-offs in the commercial real estate portfolio.

Net loan and leases charge-offs during the year ended December 31, 2025 were $28.1 million, or 0.39% of average loans and leases, a decrease of $3.9 million compared to net charge-offs of $32.0 million, or 0.47% of average loans and leases, during the year ended December 31, 2024. The decrease in net charge-offs for the year was mainly due to higher recoveries and a decrease in commercial and industrial charge-offs.

Asset Quality

Non-performing assets were $74.7 million, or 0.77% of total assets, as of December 31, 2025, an increase of $7.3 million from $67.4 million, or 0.69% of total assets, at September 30, 2025. The increase was mainly driven by one loan reclassified to non-performing, offset by decreases to other real estate owned. The government guaranteed portion of non-performing loans included in non-performing assets was $9.7 million at December 31, 2025, compared to $8.4 million at September 30, 2025, an increase of $1.3 million.

Non-performing assets increased $7.4 million compared to December 31, 2024, primarily due to increases in non-accrual in commercial and industrial and commercial real estate loans, offset by decreases in other real estate owned. The government guaranteed portion of non-performing loans included in non-performing assets decreased $146,000 during 2025, from $9.9 million as of December 31, 2024, to $9.7 million as of December 31, 2025.

Deposits and Other Liabilities

Total deposits decreased $180.8 million, or 2.3% to $7.6 billion at December 31, 2025 from $7.8 billion as of September 30, 2025, and increased $188.8 million or 2.5% from $7.5 billion as of December 31, 2024. The decrease in deposits during the fourth quarter was mainly due to decreases in non-interest-bearing demand accounts, and decreases to time deposits. The increase during the year was due primarily to deposits acquired through acquisition.

Total borrowings and other liabilities were $737.3 million at December 31, 2025, a decrease of $9.2 million from $746.5 million at September 30, 2025, and a decrease of $209.1 million from $946.4 million as of December 31, 2024. The decrease for the quarter was primarily driven by the redemption of $75.0 million of subordinated notes, offset by higher Federal Home Loan Bank ("FHLB") advances. The decrease for the year was primarily due to lower FHLB advances.

Stockholders’ Equity

Total stockholders’ equity was $1.3 billion at December 31, 2025, an increase of $30.2 million, or 2.4%, from September 30, 2025, primarily due to an increase in retained earnings from net income. Total stockholders' equity increased $176.4 million, or 16.2% from December 31, 2024, due to increased retained earnings from net income, lower unrealized loss on securities available-for-sale in accumulated other comprehensive income, and from common stock issued in connection with the First Security acquisition.

During the quarter and year ended December 31, 2025, we purchased 345,706 and 922,729 shares of our common stock at an average price of $28.21 and $25.72, per share, respectively.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 23, 2026, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 535219. A recorded replay can be accessed through February 6, 2026, by dialing (866) 813-9403; passcode: 656595.

A slide presentation relating to our fourth quarter 2025 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.6 billion in assets and operates 45 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contact For Byline Bancorp, Inc.:

Investors / Media:
Brooks O. Rennie
Investor Relations Director
(312) 660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands)	2025	2025	2024
ASSETS
Cash and due from banks	$60,184	$70,406	$58,759
Interest bearing deposits with other banks	88,911	190,774	504,379
Cash and cash equivalents	149,095	261,180	563,138
Equity and other securities, at fair value	10,660	10,461	9,865
Securities available-for-sale, at fair value	1,405,106	1,512,194	1,415,696
Securities held-to-maturity, at amortized cost	—	—	605
Restricted stock, at cost	21,314	15,934	27,452
Loans held for sale	13,621	20,566	3,200
Loans and leases:
Loans and leases	7,509,369	7,440,755	6,906,822
Allowance for credit losses - loans and leases	(108,834)	(105,717)	(97,988)
Net loans and leases	7,400,535	7,335,038	6,808,834
Servicing assets, at fair value	19,234	19,019	18,952
Premises and equipment, net	57,988	58,785	60,502
Other real estate owned, net	3,394	4,220	5,170
Goodwill and other intangible assets, net	200,520	202,014	198,098
Bank-owned life insurance	107,462	106,575	100,083
Deferred tax assets, net	41,779	49,918	56,458
Accrued interest receivable and other assets	221,968	216,471	228,476
Total assets	$9,652,676	$9,812,375	$9,496,529
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,818,888	$1,932,869	$1,756,098
Interest-bearing deposits	5,828,555	5,895,328	5,702,530
Total deposits	7,647,443	7,828,197	7,458,628
Other borrowings	419,598	361,286	618,773
Subordinated notes, net	73,940	148,971	74,040
Junior subordinated debentures issued to capital trusts, net	71,409	71,272	70,890
Accrued expenses and other liabilities	172,380	164,967	182,701
Total liabilities	8,384,770	8,574,693	8,405,032
STOCKHOLDERS’ EQUITY
Common stock	471	471	455
Additional paid-in capital	760,700	758,089	717,763
Retained earnings	645,724	615,784	533,901
Treasury stock	(65,914)	(56,959)	(46,935)
Accumulated other comprehensive loss, net of tax	(73,075)	(79,703)	(113,687)
Total stockholders’ equity	1,267,906	1,237,682	1,091,497
Total liabilities and stockholders’ equity	$9,652,676	$9,812,375	$9,496,529

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended			Year Ended
(dollars in thousands,	December 31,	September 30,	December 31,	December 31,	December 31,
except per share data)	2025	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$129,394	$132,401	$123,702	$511,224	$502,353
Interest on securities	12,431	13,289	11,710	51,754	43,218
Other interest and dividend income	2,375	2,936	4,191	9,242	20,358
Total interest and dividend income	144,200	148,626	139,603	572,220	565,929
INTEREST EXPENSE
Deposits	38,432	42,857	46,725	167,718	192,366
Other borrowings	1,639	1,502	1,466	6,372	13,669
Subordinated notes and debentures	2,874	4,377	2,888	12,782	11,848
Total interest expense	42,945	48,736	51,079	186,872	217,883
Net interest income	101,255	99,890	88,524	385,348	348,046
PROVISION FOR CREDIT LOSSES	9,702	5,298	6,878	36,102	27,041
Net interest income after provision for credit losses	91,553	94,592	81,646	349,246	321,005
NON-INTEREST INCOME
Fees and service charges on deposits	2,799	2,741	2,648	10,876	10,214
Loan servicing revenue	3,085	3,062	3,151	12,261	12,905
Loan servicing asset revaluation	(1,107)	(1,294)	(1,350)	(5,602)	(6,704)
ATM and interchange fees	975	1,015	1,083	4,083	4,464
Net gains (losses) on sales of securities available-for-sale	16	—	(699)	(21)	(699)
Change in fair value of equity securities, net	199	(298)	732	795	1,122
Net gains on sales of loans	5,386	6,981	7,107	22,719	24,540
Wealth management and trust income	1,324	1,366	1,110	4,846	4,310
Other non-interest income	3,073	2,272	2,367	10,968	8,699
Total non-interest income	15,750	15,845	16,149	60,925	58,851
NON-INTEREST EXPENSE
Salaries and employee benefits	38,813	37,492	37,281	150,376	140,119
Occupancy and equipment expense, net	4,142	4,531	4,407	18,264	18,703
Impairment charge on assets held for sale	195	—	—	195	—
Loan and lease related expenses	584	1,274	660	3,623	2,789
Legal, audit, and other professional fees	4,088	3,876	3,358	16,058	13,428
Data processing	4,385	4,903	4,473	19,445	16,869
Net loss recognized on other real estate owned and other related expenses	528	617	654	1,143	568
Other intangible assets amortization expense	1,494	1,494	1,345	5,605	5,380
Other non-interest expense	6,140	6,331	5,253	22,209	20,921
Total non-interest expense	60,369	60,518	57,431	236,918	218,777
INCOME BEFORE PROVISION FOR INCOME TAXES	46,934	49,919	40,364	173,253	161,079
PROVISION FOR INCOME TAXES	12,413	12,719	10,044	43,202	40,320
NET INCOME	$34,521	$37,200	$30,320	$130,051	$120,759
EARNINGS PER COMMON SHARE
Basic	$0.77	$0.82	$0.69	$2.90	$2.78
Diluted	$0.76	$0.82	$0.69	$2.89	$2.75

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except share	December 31,	September 30,	December 31,	December 31,	December 31,
and per share data)	2025	2025	2024	2025	2024
Earnings per Common Share
Basic earnings per common share	$0.77	$0.82	$0.69	$2.90	$2.78
Diluted earnings per common share	$0.76	$0.82	$0.69	$2.89	$2.75
Adjusted diluted earnings per common share(1)(3)	$0.76	$0.83	$0.69	$3.00	$2.76
Weighted average common shares outstanding (basic)	44,980,736	45,102,828	43,656,793	44,798,651	43,448,856
Weighted average common shares outstanding (diluted)	45,330,163	45,372,602	44,179,818	45,063,611	43,853,939
Common shares outstanding	45,545,928	45,859,977	44,459,584	45,545,928	44,459,584
Cash dividends per common share	$0.10	$0.10	$0.09	$0.40	$0.36
Dividend payout ratio on common stock	13.16%	12.20%	13.04%	13.84%	13.09%
Book value per common share	$27.84	$26.99	$24.55	$27.84	$24.55
Tangible book value per common share(1)	$23.44	$22.58	$20.09	$23.44	$20.09
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.35%	4.27%	4.01%	4.22%	3.97%
Net interest margin, fully taxable equivalent (1)(4)	4.36%	4.28%	4.02%	4.23%	3.98%
Average cost of deposits	1.97%	2.16%	2.48%	2.17%	2.61%
Efficiency ratio(1)(2)	50.32%	51.00%	53.58%	51.83%	52.45%
Adjusted efficiency ratio(1)(2)(3)	50.15%	50.27%	53.37%	50.37%	52.24%
Non-interest income to total revenues(1)	13.46%	13.69%	15.43%	13.65%	14.46%
Non-interest expense to average assets	2.47%	2.47%	2.48%	2.48%	2.38%
Adjusted non-interest expense to average assets(1)(3)	2.47%	2.44%	2.47%	2.41%	2.37%
Return on average stockholders' equity	10.61%	12.21%	11.03%	10.86%	11.61%
Adjusted return on average stockholders' equity(1)(3)	10.65%	12.42%	11.10%	11.28%	11.68%
Return on average assets	1.41%	1.52%	1.31%	1.36%	1.31%
Adjusted return on average assets(1)(3)	1.42%	1.54%	1.32%	1.41%	1.32%
Pre-tax pre-provision return on average assets(1)	2.32%	2.25%	2.04%	2.19%	2.05%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.33%	2.29%	2.05%	2.26%	2.06%
Return on average tangible common stockholders' equity(1)	12.97%	15.11%	13.92%	13.47%	14.85%
Adjusted return on average tangible common stockholders' equity(1)(3)	13.02%	15.36%	14.02%	13.97%	14.94%
Non-interest-bearing deposits to total deposits	23.78%	24.69%	23.54%	23.78%	23.54%
Loans and leases held for sale and loans and lease held for investment to total deposits	98.37%	95.31%	92.64%	98.37%	92.64%
Deposits to total liabilities	91.21%	91.29%	88.74%	91.21%	88.74%
Deposits per branch	$169,943	$173,960	$162,144	$169,943	$162,144
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.95%	0.85%	0.90%	0.95%	0.90%
Total non-performing assets as a percentage of total assets	0.77%	0.69%	0.71%	0.77%	0.71%
ACL to total loans and leases held for investment, net before ACL	1.45%	1.42%	1.42%	1.45%	1.42%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.36%	0.38%	0.45%	0.39%	0.47%
Capital Ratios
Common equity to total assets	13.14%	12.61%	11.49%	13.14%	11.49%
Tangible common equity to tangible assets(1)	11.29%	10.78%	9.61%	11.29%	9.61%
Leverage ratio	12.53%	12.20%	11.74%	12.53%	11.74%
Common equity tier 1 capital ratio	12.33%	12.15%	11.70%	12.33%	11.70%
Tier 1 capital ratio	13.29%	13.12%	12.73%	13.29%	12.73%
Total capital ratio	15.34%	15.81%	14.74%	15.34%	14.74%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and expenses related to the secondary public offering of common stock.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$190,859	$1,708	3.55%	$193,683	$1,878	3.84%	$272,409	$2,721	3.97%
Loans and leases(1)	7,387,460	129,394	6.95%	7,355,958	132,401	7.14%	6,828,128	123,702	7.21%
Taxable securities	1,505,617	12,296	3.24%	1,585,013	13,491	3.38%	1,529,134	12,317	3.20%
Tax-exempt securities(2)	146,863	1,015	2.74%	153,424	1,084	2.80%	155,505	1,093	2.80%
Total interest-earning assets	$9,230,799	$144,413	6.21%	$9,288,078	$148,854	6.36%	$8,785,176	$139,833	6.33%
Allowance for credit losses - loans and leases	(108,557)			(109,877)			(100,281)
All other assets	560,861			538,719			516,740
TOTAL ASSETS	$9,683,103			$9,716,920			$9,201,635
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$890,025	$3,686	1.64%	$834,763	$3,682	1.75%	$717,222	$3,478	1.93%
Money market accounts	2,937,945	21,093	2.85%	2,986,541	23,468	3.12%	2,480,805	19,951	3.20%
Savings	489,899	132	0.11%	495,506	136	0.11%	486,262	130	0.11%
Time deposits	1,521,864	13,521	3.52%	1,654,056	15,571	3.73%	2,020,225	23,166	4.56%
Total interest-bearing deposits	5,839,733	38,432	2.61%	5,970,866	42,857	2.85%	5,704,514	46,725	3.26%
Other borrowings	332,284	1,639	1.96%	307,457	1,502	1.94%	301,959	1,466	1.93%
Subordinated notes and debentures	145,297	2,874	7.85%	190,074	4,377	9.14%	144,853	2,888	7.93%
Total borrowings	477,581	4,513	3.75%	497,531	5,879	4.69%	446,812	4,354	3.88%
Total interest-bearing liabilities	$6,317,314	$42,945	2.70%	$6,468,397	$48,736	2.99%	$6,151,326	$51,079	3.30%
Non-interest-bearing demand deposits	1,910,132			1,888,693			1,777,273
Other liabilities	164,868			151,540			179,011
Total stockholders’ equity	1,290,789			1,208,290			1,094,025
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,683,103			$9,716,920			$9,201,635
Net interest spread(3)			3.51%			3.37%			3.03%
Net interest income, fully taxable equivalent		$101,468			$100,118			$88,754
Net interest margin, fully taxable equivalent(2)(4)			4.36%			4.28%			4.02%
Less: Tax-equivalent adjustment		213	0.01%		228	0.01%		230	0.01%
Net interest income		$101,255			$99,890			$88,524
Net interest margin(4)			4.35%			4.27%			4.01%

Net loan accretion impact on margin		$2,312	0.10%		$2,528	0.11%		$2,590	0.12%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended
	December 31, 2025			December 31, 2024
(dollars in thousands)	Average Balance(4)	Interest Inc / Exp	Average Yield / Rate	Average Balance(4)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$175,760	$6,270	3.57%	$346,777	$15,635	4.51%
Loans and leases(1)	7,226,607	511,224	7.07%	6,786,547	502,353	7.40%
Taxable securities	1,575,363	51,338	3.26%	1,483,640	44,476	3.00%
Tax-exempt securities(2)	152,466	4,289	2.81%	157,050	4,386	2.79%
Total interest-earning assets	$9,130,196	$573,121	6.28%	$8,774,014	$566,850	6.46%
Allowance for credit losses - loans and leases	(106,092)			(101,695)
All other assets	532,850			515,023
TOTAL ASSETS	$9,556,954			$9,187,342
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$828,122	$14,181	1.71%	$695,156	$14,442	2.08%
Money market accounts	2,860,470	86,928	3.04%	2,344,309	80,960	3.45%
Savings	494,264	533	0.11%	506,889	711	0.14%
Time deposits	1,701,328	66,076	3.88%	2,024,942	96,253	4.75%
Total interest-bearing deposits	5,884,184	167,718	2.85%	5,571,296	192,366	3.45%
Other borrowings	319,151	6,372	2.00%	442,364	13,648	3.09%
Federal funds purchased	—	—	0.00%	348	21	6.05%
Subordinated notes and debentures	156,484	12,782	8.17%	144,624	11,848	8.19%
Total borrowings	475,635	19,154	4.03%	587,336	25,517	4.34%
Total interest-bearing liabilities	$6,359,819	$186,872	2.94%	$6,158,632	$217,883	3.54%
Non-interest-bearing demand deposits	1,833,596			1,802,258
Other liabilities	166,063			185,937
Total stockholders’ equity	1,197,476			1,040,515
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,556,954			$9,187,342
Net interest spread(3)			3.34%			2.92%
Net interest income, fully taxable equivalent		$386,249			$348,967
Net interest margin, fully taxable equivalent(2)(4)			4.23%			3.98%
Less: Tax-equivalent adjustment		901	0.01%		921	0.01%
Net interest income		$385,348			$348,046
Net interest margin(4)			4.22%			3.97%

Net loan accretion impact on margin		$10,413	0.11%		$13,511	0.15%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	December 31, 2025		September 30, 2025		December 31, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,338,109	31.1%	$2,234,986	30.0%	$2,071,952	30.0%
Residential real estate	567,158	7.6%	552,984	7.4%	513,422	7.4%
Construction, land development, and other land	360,003	4.8%	412,032	5.6%	429,596	6.2%
Commercial and industrial	2,856,214	38.0%	2,804,434	37.7%	2,509,083	36.3%
Installment and other	3,470	0.0%	2,431	0.0%	3,847	0.1%
Leasing financing receivables	752,306	10.0%	750,531	10.1%	715,899	10.4%
Total originated loans and leases	$6,877,260	91.5%	$6,757,398	90.8%	$6,243,799	90.4%
Purchased credit deteriorated loans:
Commercial real estate	$68,987	0.9%	$71,359	1.0%	$82,934	1.2%
Residential real estate	20,788	0.3%	24,061	0.3%	30,515	0.4%
Construction, land development, and other land	2,533	0.0%	2,513	0.0%	—	—
Commercial and industrial	12,570	0.2%	19,193	0.3%	14,081	0.2%
Installment and other	73	0.0%	81	0.0%	105	0.0%
Total purchased credit deteriorated loans	$104,951	1.4%	$117,207	1.6%	$127,635	1.8%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$200,089	2.7%	$215,801	2.9%	$199,531	2.9%
Residential real estate	169,478	2.3%	178,896	2.4%	182,165	2.6%
Construction, land development, and other land	45,542	0.6%	50,493	0.7%	59,673	0.9%
Commercial and industrial	97,786	1.3%	106,827	1.4%	93,969	1.4%
Installment and other	14,263	0.2%	14,133	0.2%	14	0.0%
Leasing financing receivables	—	—	—	—	36	0.0%
Total acquired non-credit-deteriorated loans and leases	$527,158	7.1%	$566,150	7.6%	$535,388	7.8%
Total loans and leases	$7,509,369	100.0%	$7,440,755	100.0%	$6,906,822	100.0%
Allowance for credit losses - loans and leases	(108,834)		(105,717)		(97,988)
Total loans and leases, net of allowance for credit losses - loans and leases	$7,400,535		$7,335,038		$6,808,834

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
(dollars in thousands)	2025		2025		2024		2025		2024
ACL - loans and leases, beginning of period	$105,717		$107,727		$98,860		$97,988		$101,686
Adjustment for acquired PCD loans	—		—		—		3,206		—
Provision for credit losses - loans and leases	9,824		5,097		6,920		35,754		28,286
Net charge-offs - loans and leases	(6,707)		(7,107)		(7,792)		(28,114)		(31,984)
ACL - loans and leases, end of period	$108,834		$105,717		$97,988		$108,834		$97,988
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.36%		0.38%		0.45%		0.39%		0.47%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.46	x	0.72	x	0.89	x	1.27	x	0.88	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				December 31, 2025
				Change from
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Non-performing assets:
Non-accrual loans and leases	$71,290	$63,158	$62,076	12.9%	14.8%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$71,290	$63,158	$62,076	12.9%	14.8%
Other real estate owned	3,394	4,220	5,170	(19.6)%	(34.4)%
Total non-performing assets	$74,684	$67,378	$67,246	10.8%	11.1%
Total non-performing loans and leases as a percentage of total loans and leases	0.95%	0.85%	0.90%
Total non-performing assets as a percentage of total assets	0.77%	0.69%	0.71%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	152.66%	167.38%	157.85%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$9,716	$8,417	$9,862	15.4%	(1.5)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$9,716	$8,417	$9,862	15.4%	(1.5)%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.82%	0.74%	0.76%
Total non-performing assets not guaranteed as a percentage of total assets	0.67%	0.60%	0.60%

The following table presents the composition of deposits at the dates indicated:

				December 31, 2025
				Change from
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Non-interest-bearing demand deposits	$1,818,888	$1,932,869	$1,756,098	(5.9)%	3.6%
Interest-bearing checking accounts	878,638	868,922	767,835	1.1%	14.4%
Money market demand accounts	2,942,927	2,957,995	2,518,157	(0.5)%	16.9%
Other savings	489,504	488,894	483,650	0.1%	1.2%
Time deposits (below $250,000)	1,096,015	1,151,764	1,498,277	(4.8)%	(26.8)%
Time deposits ($250,000 and above)	421,471	427,753	434,611	(1.5)%	(3.0)%
Total deposits	$7,647,443	$7,828,197	$7,458,628	(2.3)%	2.5%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common equity, tangible assets, tangible net income available to common stockholders, adjusted tangible net income available to common stockholders, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended			As of or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2025	2025	2024	2025	2024
Net income and earnings per share excluding significant items:
Reported Net Income	$34,521	$37,200	$30,320	$130,051	$120,759
Significant items:
Impairment charges on assets held for sale and ROU assets	195	—	—	195	194
Merger-related expenses	—	—	218	5,087	629
Secondary public offering of common stock expenses	—	—	—	413	—
Loss on extinguishment of debt	—	843	—	843	—
Tax benefit	(50)	(221)	(1)	(1,522)	(85)
Adjusted Net Income	$34,666	$37,822	$30,537	$135,067	$121,497
Reported Diluted Earnings per Share	$0.76	$0.82	$0.69	$2.89	$2.75
Significant items:
Impairment charges on assets held for sale and ROU assets	—	—	—	—	—
Merger-related expenses	—	—	—	0.11	0.01
Secondary public offering of common stock expenses	—	—	—	0.01	—
Loss on extinguishment of debt	—	0.02	—	0.02	—
Tax benefit	—	(0.01)	—	(0.03)	—
Adjusted Diluted Earnings per Share	$0.76	$0.83	$0.69	$3.00	$2.76

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except per share data,	December 31,	September 30,	December 31,	December 31,	December 31,
ratios annualized, where applicable)	2025	2025	2024	2025	2024
Adjusted non-interest expense:
Non-interest expense	$60,369	$60,518	$57,431	$236,918	$218,777
Less: Impairment charges on assets held for sale and ROU assets	195	—	—	195	194
Less: Merger-related expenses	—	—	218	5,087	629
Less: Secondary public offering of common stock expenses	—	—	—	413	—
Less: Loss on extinguishment of debt	—	843	—	843	—
Adjusted non-interest expense	$60,174	$59,675	$57,213	$230,380	$217,954
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$60,174	$59,675	$57,213	$230,380	$217,954
Less: Amortization of intangible assets	1,494	1,494	1,345	5,605	5,380
Adjusted non-interest expense excluding amortization of intangible assets	$58,680	$58,181	$55,868	$224,775	$212,574
Pre-tax pre-provision net income:
Pre-tax income	$46,934	$49,919	$40,364	$173,253	$161,079
Add: Provision for credit losses	9,702	5,298	6,878	36,102	27,041
Pre-tax pre-provision net income	$56,636	$55,217	$47,242	$209,355	$188,120
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$56,636	$55,217	$47,242	$209,355	$188,120
Add: Impairment charges on assets held for sale and ROU assets	195	—	—	195	194
Add: Merger-related expenses	—	—	218	5,087	629
Add: Secondary public offering of common stock expenses	—	—	—	413	—
Add: Loss on extinguishment of debt	—	843	—	843	—
Adjusted pre-tax pre-provision net income	$56,831	$56,060	$47,460	$215,893	$188,943
Tax equivalent net interest income:
Net interest income	$101,255	$99,890	$88,524	$385,348	$348,046
Add: Tax-equivalent adjustment	213	228	230	901	921
Net interest income, fully taxable equivalent	$101,468	$100,118	$88,754	$386,249	$348,967
Total revenue:
Net interest income	$101,255	$99,890	$88,524	$385,348	$348,046
Add: Non-interest income	15,750	15,845	16,149	60,925	$58,851
Total revenue	$117,005	$115,735	$104,673	$446,273	$406,897
Tangible common stockholders' equity:
Total stockholders' equity	$1,267,906	$1,237,682	$1,091,497	$1,267,906	$1,091,497
Less: Goodwill and other intangibles	200,520	202,014	198,098	200,520	198,098
Tangible common stockholders' equity	$1,067,386	$1,035,668	$893,399	$1,067,386	$893,399
Tangible assets:
Total assets	$9,652,676	$9,812,375	$9,496,529	$9,652,676	$9,496,529
Less: Goodwill and other intangibles	200,520	202,014	198,098	200,520	198,098
Tangible assets	$9,452,156	$9,610,361	$9,298,431	$9,452,156	$9,298,431
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,290,789	$1,208,290	$1,094,025	$1,197,476	$1,040,515
Less: Average goodwill and other intangibles	201,251	202,723	198,697	201,328	200,740
Average tangible common stockholders' equity	$1,089,538	$1,005,567	$895,328	$996,148	$839,775
Average tangible assets:
Average total assets	$9,683,103	$9,716,920	$9,201,635	$9,556,954	$9,187,342
Less: Average goodwill and other intangibles	201,251	202,723	198,697	201,328	200,740
Average tangible assets	$9,481,852	$9,514,197	$9,002,938	$9,355,626	$8,986,602
Tangible net income:
Net income available to common stockholders	$34,521	$37,200	$30,320	$130,051	$120,759
Add: After-tax intangible asset amortization	1,104	1,103	1,015	4,140	3,974
Tangible net income	$35,625	$38,303	$31,335	$134,191	$124,733
Adjusted tangible net income:
Tangible net income	$35,625	$38,303	$31,335	$134,191	$124,733
Add: Impairment charges on assets held for sale and ROU assets	195	—	—	195	194
Add: Merger-related expenses	—	—	218	5,087	629
Add: Secondary public offering of common stock expenses	—	—	—	413	—
Add: Loss on extinguishment of debt	—	843	—	843	—
Add: Tax benefit on significant items	(50)	(221)	(1)	(1,522)	(85)
Adjusted tangible net income	$35,770	$38,925	$31,552	$139,207	$125,471

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except share and per share	December 31,	September 30,	December 31,	December 31,	December 31,
data, ratios annualized, where applicable)	2025	2025	2024	2025	2024
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$56,636	$55,217	$47,242	$209,355	$188,120
Average total assets	9,683,103	9,716,920	9,201,635	9,556,954	9,187,342
Pre-tax pre-provision return on average assets	2.32%	2.25%	2.04%	2.19%	2.05%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$56,831	$56,060	$47,460	$215,893	$188,943
Average total assets	9,683,103	9,716,920	9,201,635	9,556,954	9,187,342
Adjusted pre-tax pre-provision return on average assets	2.33%	2.29%	2.05%	2.26%	2.06%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$101,468	$100,118	$88,754	$386,249	$348,967
Total average interest-earning assets	9,230,799	9,288,078	8,785,176	9,130,196	8,774,014
Net interest margin, fully taxable equivalent	4.36%	4.28%	4.02%	4.23%	3.98%
Non-interest income to total revenues:
Non-interest income	$15,750	$15,845	$16,149	$60,925	$58,851
Total revenues	117,005	115,735	104,673	446,273	406,897
Non-interest income to total revenues	13.46%	13.69%	15.43%	13.65%	14.46%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$60,174	$59,675	$57,213	$230,380	$217,954
Average total assets	9,683,103	9,716,920	9,201,635	9,556,954	9,187,342
Adjusted non-interest expense to average assets	2.47%	2.44%	2.47%	2.41%	2.37%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$58,680	$58,181	$55,868	$224,775	$212,574
Total revenues	117,005	115,735	104,673	446,273	406,897
Adjusted efficiency ratio	50.15%	50.27%	53.37%	50.37%	52.24%
Adjusted return on average assets:
Adjusted net income	$34,666	$37,822	$30,537	$135,067	$121,497
Average total assets	9,683,103	9,716,920	9,201,635	9,556,954	9,187,342
Adjusted return on average assets	1.42%	1.54%	1.32%	1.41%	1.32%
Adjusted return on average stockholders' equity:
Adjusted net income	$34,666	$37,822	$30,537	$135,067	$121,497
Average stockholders' equity	1,290,789	1,208,290	1,094,025	1,197,476	1,040,515
Adjusted return on average stockholders' equity	10.65%	12.42%	11.10%	11.28%	11.68%
Tangible common equity to tangible assets:
Tangible common equity	$1,067,386	$1,035,668	$893,399	$1,067,386	$893,399
Tangible assets	9,452,156	9,610,361	9,298,431	9,452,156	9,298,431
Tangible common equity to tangible assets	11.29%	10.78%	9.61%	11.29%	9.61%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$35,625	$38,303	$31,335	$134,191	$124,733
Average tangible common stockholders' equity	1,089,538	1,005,567	895,328	996,148	839,775
Return on average tangible common stockholders' equity	12.97%	15.11%	13.92%	13.47%	14.85%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$35,770	$38,925	$31,552	$139,207	$125,471
Average tangible common stockholders' equity	1,089,538	1,005,567	895,328	996,148	839,775
Adjusted return on average tangible common stockholders' equity	13.02%	15.36%	14.02%	13.97%	14.94%
Tangible book value per share:
Tangible common equity	$1,067,386	$1,035,668	$893,399	$1,067,386	$893,399
Common shares outstanding	45,545,928	45,859,977	44,459,584	45,545,928	44,459,584
Tangible book value per share	$23.44	$22.58	$20.09	$23.44	$20.09